UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2022
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland                001-34995                27-1712193
(State or other jurisdiction            (Commission                (IRS Employer
of incorporation)                File Number)                Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, GA 30327
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code: (770) 818-4100

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class            Trading Symbol        Name of each exchange on which registered
Common Stock, par value $.01 per share         APTS                 NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On June 8, 2022, Preferred Apartment Communities, Inc., a Maryland corporation (the “Company”), issued a press release announcing that the Company (i) has re-opened exercises of warrants (the “Warrants”) to purchase shares of the Company’s Common Stock, par value $0.01 per share, beginning on June 8, 2022, due to the adjournment of the special meeting of stockholders to consider and vote on, among other things, the all-cash acquisition (the “Merger”) of the Company by Blackstone Real Estate Income Trust, Inc. and (ii) in connection with the Merger, will again suspend exercises of Warrants after the close of business on June 15, 2022.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Press Release of Preferred Apartment Communities, Inc. dated June 8, 2022.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: June 8, 2022	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Corporate Secretary